Exhibit 99.1

Contacts:
Jason D. Feldman
Vice President, Investor Relations 203-363-7329 www.craneco.com

Crane Holdings, Co. Announces Transaction to Divest Legacy Asbestos Liabilities

Key Highlights

•	Announces sale of subsidiary holding all asbestos liabilities, related insurance assets, and approximately $550 million of cash

•	Buyer is Spruce Lake Liability Management, a long-term liability management company specializing in the acquisition and management of legacy corporate liabilities

•	Transaction permanently removes all asbestos related liabilities and obligations from Crane’s balance sheet

•	Will result in stronger annual free cash flow generation due to elimination of asbestos-related payments

•	Creates greater focus on core businesses and value creation through capital deployment

STAMFORD, Conn. – (BUSINESS WIRE) – Crane Holdings, Co. (“Crane,” NYSE: CR), a diversified manufacturer of highly engineered industrial products, announced today that it has divested Redco Corporation (“Redco”), a wholly owned subsidiary that holds liabilities including asbestos liabilities and related insurance assets to Spruce Lake Liability Management Holdco LLC (“Spruce Lake” or “Spruce Lake Liability Management”), a long-term liability management company specializing in the acquisition and management of legacy corporate liabilities. The transaction indemnifies Crane for all legacy asbestos liabilities. At closing, Crane contributed approximately $550 million in cash to Redco, and Spruce Lake made a capital contribution of $83 million. Crane financed its contribution with a combination of short-term debt and cash on hand.

Max Mitchell, Crane President and Chief Executive Officer stated: “Today’s announcement provides finality and certainty to investors regarding asbestos obligations, and it removes the distraction of asbestos related risks. Further, eliminating ongoing payments for asbestos related defense and indemnity costs will increase annual free cash flow available for us to invest in our business, both organically and inorganically. The transaction will also give us substantially more flexibility to optimize the capital structures for post-separation Crane Company and Crane NXT in a manner that positions both companies for growth and value creation.”

Mr. Mitchell continued: “This transaction is yet another step demonstrating our firm and longstanding commitment to delivering long-term growth and sustainable value creation for all stakeholders. That commitment is evident in our consistent and differentiated execution; the numerous actions we have taken to shape our portfolio including acquisitions that strengthen our strategic growth platforms, as well as divestitures to streamline and focus our portfolio; and, our announcement earlier this year to pursue a separation into two independent, publicly traded companies.”

Transaction Overview

Spruce Lake will assume the operational management of Redco, including the administration of all the asbestos claims and collection of existing insurance policy reimbursements.

As a result of the transaction, Crane has removed all asbestos obligations and liabilities, related insurance assets, and associated deferred tax assets from the company’s consolidated balance sheet. The divestiture will result in an estimated one-time after-tax loss of approximately $170 million that will be recorded in the third quarter of 2022 which will be excluded from adjusted earnings per share.

Evercore acted as exclusive financial advisor to Crane in connection with the transaction, and legal counsel was provided by Simpson Thacher & Bartlett LLP; Skadden, Arps, Slate, Meagher & Flom LLP; and, K&L Gates LLP. Nomura Securities International, Inc. acted as exclusive financial advisor to Spruce Lake in connection with the transaction.

About Crane Holdings, Co.

Crane Holdings, Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane provides products and solutions to customers across end markets including aerospace, defense, chemical and petrochemical, water and wastewater, payment automation, and banknote security and production, as well as for a wide range of general industrial and consumer applications. The Company has four business segments: Aerospace & Electronics, Process Flow Technologies, Payment & Merchandising Technologies, and Engineered Materials. Crane has approximately 11,000 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

About Spruce Lake

Spruce Lake Liability Management, an entity formed by a joint venture between Global Risk Capital LLC and affiliates of Fortress Investment Group LLC, is a long-term liability management company specializing in the acquisition and management of legacy corporate liabilities and related corporate assets. Spruce Lake draws on the extensive experience of Global Risk Capital LLC, which has made over 140 portfolio acquisitions and investments in the legacy liability sector since 2001, while also providing corporate sellers of legacy liabilities with a counterparty funded by institutional capital and a long-term investment strategy. Spruce Lake’s mission is to assist corporate stakeholders by restructuring or divesting legacy liabilities, through transactions that optimize corporate balance sheets and allow management to refocus on core business operations. Spruce Lake’s capabilities extend to various types of legacy liabilities, but with a particular focus on asbestos related exposures. For more information, visit www.sprucelakelm.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Crane’s and the ultimate spin-off company’s (“SpinCo”) portfolio composition and their relationship following the business separation; the anticipated timing, structure, benefits, and tax treatment of the spin-off; benefits and synergies of the spin-off; strategic and competitive advantages of each of Crane and SpinCo; future financing plans and opportunities; and business strategies, prospects and projected operating and financial results. In addition, there is also no assurance that the spin-off will be completed, that Crane’s Board of Directors will continue to pursue the spin-off (even if there are no impediments to completion), that Crane will be able to separate its businesses or that the spin-off will be the most beneficial alternative considered. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations that may harm our business, results of operation and stock price; the effects of the ongoing coronavirus pandemic on our business and the global and U.S. economies generally; information systems and technology networks failures and breaches in data security, personally identifiable and other information, non-compliance with our contractual or other legal obligations regarding such information; our ability to source components and raw materials from suppliers, including disruptions and delays in our supply chain; demand for our products, which is variable and subject to factors beyond our control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of our components and raw materials; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow our business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect our financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of our business outside the U.S.; being unable to identify or complete acquisitions, or to successfully integrate the businesses we acquire, or complete dispositions; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit our ability to grow and maintain our competitive position and adversely affect our financial condition, results of operations and cash flow; significant competition in our markets; additional tax expenses or exposures that could affect our financial condition, results of operations and cash flows; inadequate or ineffective internal controls; specific risks relating to our reportable segments, including Aerospace & Electronics, Process Flow Technologies, Payment & Merchandising Technologies and Engineered Materials; the ability and willingness of Crane and SpinCo to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the spin-off and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the spin-off.

Readers should carefully review Crane’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane’s Annual Report on Form 10-K for the year ended December 31, 2021 and the other documents Crane and its subsidiaries file from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of the registration statement relating to the business separation, which is expected to be filed by SpinCo with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Crane assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

We make no representations or warranties as to the accuracy of any projections, statements or information contained in this document. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this press release should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, securities for sale.

Contacts

Jason D. Feldman

Vice President, Investor Relations

203-363-7329

www.craneco.com

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